Exhibit 10.5

Excelsa Acquisition Corp.
450 Park Ave., Suite 2703
New York, NY 10022

________, 2021

Excelsa Partners LLC
450 Park Ave., Suite 2703
New York, NY 10022

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the date the securities of the Company (as defined below) are first listed on the New York Stock Exchange (the “Listing Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of Excelsa Acquisition Corp. (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination and (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Excelsa Partners LLC (the “Sponsor”) shall take steps directly or indirectly to make available to the Company certain office space and secretarial and administrative services as may be required by the Company from time to time, situated at 450 Park Ave., Suite 2703 New York, NY 10022 (or any successor location). In exchange therefor, the Company shall pay the Sponsor or the applicable affiliate of the Sponsor, as directed by the Sponsor, a sum of up to $9,167 per month commencing on the Listing Date and continuing monthly thereafter until the Termination Date. The Sponsor hereby agrees that it does not have any right, title, interest or claim of any kind (a “Claim”) in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established in connection with and upon the consummation of the IPO and hereby irrevocably waives any Claim it presently has or may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or between the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

The parties may not assign this letter agreement and any of their rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire agreement of the parties hereto, and shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles that will apply the laws of another jurisdiction.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this letter agreement.

[Signature Page Follows]

Sincerely,

EXCELSA ACQUISITION CORP.

By:
Name:
Title:

AGREED AND ACCEPTED BY:

EXCELSA PARTNERS LLC

By:
Name:
Title:

[Signature Page to Administrative Services Agreement]